                                                                   Exhibit 5.1

                            Kelley Drye & Warren LLP
                                 101 Park Avenue
                            New York, New York 10178

                                  June 21, 1999

Viatel, Inc.
685 Third Avenue
New York, New York 10017

         Re: Registration Statement on Form S-3 (File No. 333-78855) for
             5,405,000 Shares of Common Stock
             -----------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Viatel, Inc., a Delaware corporation (the "Company"), in connection with the proposed public offering of 4,700,000 shares (the "Firm Shares") of the Company's common stock, $0.01 par value per share, (the "Common Stock"), and up to an additional 705,000 shares (the "Option Shares") of Common Stock subject to an over-allotment option granted to the several underwriters of such public offering. The Firm Shares and the Option shares are hereinafter referred to collectively as the "Shares." The Shares are being offered by the Company and by Martin Varsavsky, Michael J. Mahoney, Allan
L. Shaw, Lawrence G. Malone, Sheldon M. Goldman and Francis J. Mount (collectively, the "Selling Stockholders"). The Company has filed a Registration Statement on Form S-3 (File No. 333-78855) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the public offering of the Shares. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

         In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) an executed copy of the Registration Statement, and each amendment thereto through the date hereof, together with the exhibits and schedules thereto, in the form filed with the Commission; (ii) the Company's Certificate of Incorporation and By-laws, each as amended to date; and (iii) the minute books and other records of corporate proceedings of the Company through the date hereof, as made available to us by officers of the Company; and (iv) we have reviewed such matters of law and fact as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of parties thereto other than the Company or any Selling Stockholder (except for Martin Varsavsky), as the case may be, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Selling Stockholders. As to certain factual matters material to the opinion expressed herein, we have relied, to the extent we deemed proper, upon representations, warranties and statements as to factual matters of officers and other representatives of the Company and the Selling Stockholders. Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than law of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that:

         (1) The Firm Shares have been duly authorized and, when issued and paid for as contemplated by the Registration Statement and countersigned by a transfer agent and duly registered by a registrar for the Common Stock, the Shares will be validly issued, fully paid and non-assessable; and

         (2) The Option Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the corporate law of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                Very truly yours,


                                                /s/ KELLEY DRYE & WARREN LLP